UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 30, 2013

BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)
(208) 384-6161
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)    Not applicable

(b)    Not applicable

(c)    Not applicable

(d)	Not applicable

(e)

Amendments to Certain Compensatory Plans

On July 30, 2013 the board of directors of Boise Cascade Company (the “Company”) approved amendments to the Boise Cascade, L.L.C. 2004 Deferred Compensation Plan, the Boise Cascade, L.L.C. Supplemental Life Plan, the Boise Cascade, L.L.C. Supplemental Early Retirement Plan, the Boise Cascade, L.L.C. Supplemental Pension Plan, the Boise Cascade, L.L.C. Incentive and Performance Plan, the Boise Cascade, L.L.C. 2010 Cash Long-Term Incentive Plan and the Boise Cascade Holdings, L.L.C. Directors Deferred Compensation Plan (collectively, the “Plans”). The amendments were adopted to effect certain administrative updates, including the following: (i) changing the name of each plan to reflect the Company's current name; (ii) memorializing that responsibility for the management of each plan resides with the Company's compensation committee of the board of directors; and (iii) deleting language relating to Section 457A of the Internal Revenue Code, which is no longer applicable to the Company following its conversion from a limited liability company to a corporation in connection with the Company's initial public offering.

Additionally, in the case of the Boise Cascade, L.L.C. 2004 Deferred Compensation Plan, the amendments also provide participants with the option to make elections for new distributions every three years and remove language relating to matching contributions under the Company's 401(k) plan, as no matching contributions currently exist.

The summary of the amendments to each Plan is qualified in its entirety by reference to the full text of the amended Plans, which will be filed as exhibits to the Company's next quarterly report on Form 10-Q.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg Senior Vice President, Human Resources and General Counsel
Date: August 5, 2013